EXHIBIT 4.7
FIRST AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF EDUCATION REALTY LIMITED PARTNER LLC
     This FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Education Realty Limited Partner LLC, a Delaware limited liability company (the “Company”), is made and entered into as of January 1, 2006 (the “Effective Date”) by and among Education Realty OP GP, Inc., a Delaware corporation as manager (the “Manager”), and each of the Members listed on the books and records of the Company from time to time.
RECITALS:
     WHEREAS, the Company was formed under the Act pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware;
     WHEREAS, Education Realty Trust, Inc., a Maryland corporation (“EDR”), is an entity that has elected to be taxed as a real estate investment trust under the Code;
     WHEREAS, EDR holds and will continue to hold substantially all of its properties through its operating partnership, Education Realty Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”);
     WHEREAS, EDR has granted, and desires to grant in the future, to certain of its employees, consultants and key persons, a profits interest in the Partnership and to permit such persons to receive distributions from the Partnership as if such persons were limited partners of the Partnership and, under certain circumstances, to redeem their interests in the Company for cash or common shares of EDR.;
     WHEREAS, on January 28, 2005 the Limited Liability Company Agreement of the Company was executed and delivered by the Manager and other parties thereto;
     WHEREAS, pursuant to the Agreement, the Manager has the right to amend and restate this Agreement in accordance with the terms of Section 11.2 hereof, and hereby desires to amend and restate this Agreement as follows:
     NOW, THEREFORE, the parties hereto hereby agree to continue the Company, amend and restate this Agreement and hereby agree as follows:
ARTICLE I
GENERAL PROVISIONS
     1.1 Definitions. As used herein the following terms have the meanings set forth below:
     “Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended, and any successor to such statute.
     “Additional Member” shall have the meaning set forth in Section 9.1.

     “Affiliate” shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.
     “Agreement” shall mean this Limited Liability Company Agreement as amended, supplemented or restated from time to time.
     “Associated Partnership Units” shall have the meaning set forth in Section 6.4(b).
     “Available Assets” shall mean as of any date, the excess of (a) the Cash Flow and Disposition Proceeds, over (b) the sum of the amount of such items as the Manager determines to be necessary for the payment of the Company Expenses and all other liabilities and other obligations (whether fixed or contingent) of the Company, and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise.
     “Business Day” shall mean any day other than (a) Saturday and Sunday and (b) any other day on which banks located in Memphis, Tennessee are required or authorized by law to remain closed.
     “Capital Account” shall have the meaning set forth in Section 5.3.
     “Capital Contribution” shall mean, with respect to any Member, the amount of capital contributed by such Member to the Company pursuant to this Agreement.
     “Capital Transaction” shall have the meaning ascribed to the term “Capital Transaction” in the Partnership Agreement.
     “Cash Amount” means an amount of cash per Unit equal to the Value on the Valuation Date of the REIT Common Shares Amount.
     “Cash Flow” shall mean (a) any cash proceeds or other property distributed by the Partnership that originate as “Cash Flow,” as defined in the Partnership Agreement, that are ultimately distributed to the Company and (b) any other cash or other property (other than Disposition Proceeds or cash or REIT Common Shares received from the Partnership or an Affiliate of the Partnership in order to pay amounts due to a Redeeming Member under Section 6.4) that are received or held by the Company.
     “Certificate” shall have the meaning set forth in Section 1.2(c).
     “Claims” shall have the meaning set forth in Section 4.3(a).
     “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.
     “Company” shall have the meaning set forth in the preamble hereto.
     “Conversion Factor” shall have the meaning ascribed to such term in the Partnership Agreement.
     “Covered Person” shall mean -
     (a) the Manager, any Member, and each of their respective successors in interest;
     (b) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with any Person in clause (a);

     (c) any officers, directors, shareholders, controlling Persons, partners, members, employees, representatives or agents of any such Person in clause (a) or (b) or their respective Affiliates;
     (d) any officer, employee or agent of any such person in clause (c); or
     (e) any Person who was, at the time of the act or omission in question, any of the foregoing Persons.
     “Damages” shall have the meaning set forth in Section 4.3(a).
     “Disposition Proceeds” shall mean any cash proceeds or other property distributed by the Partnership that originate as “Disposition Proceeds,” as defined in the Partnership Agreement, that are ultimately distributed to the Company.
     “EDR” shall have the meaning set forth in the Recitals.
     “Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.
     “Fiscal Year” shall mean the fiscal year of the Company, as determined pursuant to Section 1.5.
     “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and all rules, rulings and regulations thereunder.
     “Manager” shall mean Education Realty OP GP, Inc., a Delaware corporation, or such other Person(s) who shall from time to time be so designated accordance with the terms of this Agreement.
     “Member” shall mean each Person listed as a Member on the books and records of the Company from time to time, in his or her capacity as a member of the Company.
     “Notice of Redemption” shall mean the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit A attached hereto.
     “Partnership” shall have the meaning set forth in the Recitals.
     “Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, as such agreement may be amended, restated and supplemented from time to time.
     “Partnership Unit” is a “Common Partnership Unit,” as defined in the Partnership Agreement, held by the Company.
     “Person” shall mean any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, government or governmental agency or authority.
     “Proceeding” shall have the meaning set forth in Section 4.3(a).
     “Redeeming Member” shall have the meaning set forth in Section 6.4(a).
     “Redemption Right” shall have the meaning set forth in Section 6.4(a).

     “REIT Common Share” shall mean a share of the common shares of the REIT.
     “REIT Common Shares Amount” shall mean a whole number of REIT Common Shares equal to the product of (i) the number of Units offered for redemption by a Member; multiplied by (ii) the quotient of such Member’s Capital Account balance as of the Specified Redemption Date (such Capital Account being adjusted as of the Specified Redemption Date through an interim closing of the Partnership’s books to reflect all income and loss allocable to such Member through the Specified Redemption Date, including an allocation of all income and loss to the Company from the Partnership from an interim closing of the books of the Partnership as of the Specified Redemption Date) divided by the product of the number of Units held by such Member immediately prior to such redemption multiplied by the Value of one REIT Common Share as of the Valuation Date; multiplied by (iii) the Conversion Factor in effect on the Specified Redemption Date (rounded down to the nearest whole number in the event such product is not a whole number). Notwithstanding the foregoing, in the event EDR at any time issues to all holders of REIT Common Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Common Shares, or any other securities or property (collectively, the “Rights”), which Rights have not expired pursuant to their terms, then the REIT Common Shares Amount thereafter shall also include such Rights that a holder of that number of REIT Common Shares would be entitled to receive.
     “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and all rules, rulings and regulations thereunder.
     “Specified Redemption Date shall mean with respect to a given Member, the “Specified Redemption Date,” as such term is defined in the Partnership Agreement, with respect to the applicable Associated Partnership Units.
     “Transfer” shall mean any sale, assignment, conveyance, pledge, mortgage, encumbrance, hypothecation or other disposition, or the act of so doing, as the context requires.
     “Treasury Regulations” shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.
     “Units” are the basis for determining a Member’s share of the profits and losses and distributions of the Company’s assets pursuant to this Agreement. In the event of any split, subdivision or combination of the issued and outstanding Partnership Units by the Partnership, the number of Units held by each Member shall be adjusted so that the number of Units held by such Member following such split, subdivision or combination equals the product of the number of Units held by such Member immediately prior to such split, subdivision or combination multiplied by a fraction, the numerator of which shall be the number of outstanding Partnership Units on the record date for such split, subdivision or combination (assuming for such purposes that such split, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Partnership Units (determined without the above assumption) issued and outstanding on the record date for such split, subdivision or combination. Any adjustment to the number of Units held by a Member shall become effective immediately after the effective date of such adjustment to the number of outstanding Partnership Units; provided, however, that if the Company receives a Notice of Redemption after the record date, but prior to the effective date of such split, subdivision or combination, the number of Units held by a Member shall be determined as if the Company had received the Notice of Redemption immediately prior to the record date for such split, subdivision or combination. Any Unit held by a Partner is a “Profits Interest Unit” referred to in the EDR 2004 Equity Incentive Plan.

     “Valuation Date” shall mean the “Valuation Date,” as defined in the Partnership Agreement, with respect to the applicable Associated Partnership Units.
     “Value” shall have the meaning set forth in the Partnership Agreement.
     1.2 Name and Office
     (a) Name. The name of the Company is Education Realty Limited Partner LLC.
     (b) Registered Office. The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company at such address is The Corporation Trust Company. At any time, the Manager may designate another registered agent and/or registered office for the Company.
     (c) Authorized Person. Notwithstanding anything to the contrary contained in this Agreement, the Members hereby approve and ratify the execution and filing of all certificates executed and filed with the Secretary of State of the State of Delaware through the date hereof by the organizer of the Company (the “Incorporator”), as an authorized person within the meaning of the Act, on behalf of the Company, including the original Certificate of Formation of the Company (the “Certificate”). Hereafter, the Incorporator’s powers as an authorized person within the meaning of the Act shall cease, and the Manager, as an authorized person within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery or filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware.
     1.3 Purposes. Subject to the other provisions of this Agreement, the purposes of the Company are (a) to become a partner in the Partnership in order to participate in certain profits and distributions that may be earned by the Partnership, (b) to engage in such other activities as the Manager deems necessary, advisable, convenient or incidental to the foregoing and (c) to engage in any other lawful acts or activities consistent with the foregoing for which limited liability companies may be organized under the Act.
     1.4 Term. The term of the Company shall be perpetual.
     1.5 Fiscal Year. The Fiscal Year of the Company shall end on the 31st day of December in each year. The Company shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.
     1.6 Powers. The Company shall be and hereby is authorized and empowered to do or cause to be done any and all acts determined by the Manager to be necessary, advisable, convenient or incidental in furtherance of the purposes of the Company; and, without limiting the generality of the foregoing, the Company is hereby authorized and empowered:
     (a) to execute, deliver and perform its obligations under contracts and agreements;
     (b) to the extent the consent or approval of the Company may be requested by the Partnership or any other Entity in which it holds an interest, to provide or withhold the Company’s consent or approval as the Manager shall determine;
     (c) to acquire, hold, manage, vote, Transfer and own securities and any other assets held by the Company;

     (d) to open, maintain and close bank and brokerage accounts and to draw checks or other orders for the payment of moneys;
     (e) to set aside funds for reasonable reserves, anticipated contingencies and working capital;
     (f) to bring, defend, settle and dispose of Proceedings and otherwise to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission;
     (g) to retain consultants, custodians, attorneys, accountants and other agents and employees and to authorize each such agent and employee (who may be designated as officers) to act for and on behalf of the Company;
     (h) to indemnify any Person in accordance with the Act or this Agreement, and to obtain any and all types of insurance;
     (i) to prepare and file all tax returns of the Company, and to make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss and deduction, and as to all other relevant matters, as the Manager deems necessary or appropriate;
     (j) to take all action that may be necessary, advisable, convenient or incidental for the continuation of the Company’s valid existence as a limited liability company under the Act, and in each other jurisdiction in which such action is necessary to protect the limited liability of the Members or to enable the Company, consistent with such limited liability, to conduct the investment and other activities in which they are engaged; and
     (k) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Company’s investment and other activities.
     1.7 Qualification in Other Jurisdictions. The Company shall cause itself to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and in which such qualification or registration is required by law or deemed advisable by the Company.
ARTICLE II
THE MANAGER
     2.1 Management of the Company.
     (a) General. The management, control and operation of and the determination of policy with respect to the Company and other activities shall be vested exclusively in the Manager, who is hereby authorized and empowered on behalf and in the name of the Company, but subject to the other provisions of this Agreement, to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that the Manager may deem necessary, advisable, convenient or incidental thereto.
     (b) Restrictions on the Manager. The Manager shall not: (i) do any act in contravention of any applicable law, regulation or provision of this Agreement; (ii) possess Company property for other than a Company purpose; (iii) pay any compensation to the Manager, any Member or any Affiliate of a Manager

or Member except as specifically provided in this Agreement; or (iv) admit any Person as a Member except as permitted in this Agreement and the Act.
     (c) Manager as Agent. The Manager, to the extent of its powers set forth in this Agreement, is an agent of the Company for the purpose of the Company’s business, and the actions of the Manager taken in accordance with this Agreement shall bind the Company.
     2.2 Reliance by Third Parties. In dealing with the Manager and its duly appointed agents, no Person shall be required to inquire as to the authority of the Manager or any such agent to bind the Company.
     2.3 Ability to Bind the Company. Unless otherwise expressly provided herein, the Manager shall have the authority to execute and deliver, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the ordinary course of the business of the Company.
     2.4 Conflicts of Interest. While the Manager intends to avoid situations involving conflicts of interest, each Member acknowledges that there may be situations in which the interests of the Company, in the Partnership or otherwise, may conflict with the interests of the Manager or EDR and the other Members. In the event of a conflict between the interests of the shareholders of the Manager or EDR, on the one hand, and the members of the Company on the other hand, the Manager shall endeavor in good faith to resolve the conflict in a manner not adverse to either the Members; provided, however, that any such conflict that cannot be resolved in a manner not adverse to either the shareholders of EDR or the Members shall be resolved in favor of the shareholders of EDR.
     2.5 No Liability for Return of Capital Contributions. None of the Manager, EDR, the Partnership or any of their respective Affiliates shall be liable for the return of the Capital Contributions of any Member, and such return shall be made solely from Available Assets of the Company, if any.
     2.6 Bankruptcy of Manager. The bankruptcy or removal of the Manager shall not in and of itself dissolve or terminate the Company.
     2.7 Removal/Replacement of Manager. Education Realty OP GP, Inc. may not, under any circumstances, be removed as Manager, except upon its bankruptcy, dissolution or liquidation, in which event it shall be automatically be removed as Manager upon the happening of such event without any further action by any Member and the Members holding a majority of the Units may elect a successor Manager.
ARTICLE III
THE MEMBERS
     3.1 No Participation in Management. Except as otherwise expressly provided herein, the Members shall not take part in the management or control of the Company (including, without limitation, the voting of the Partnership Units held by the Company), transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.
     3.2 Limitation of Liability. Except as may otherwise be provided by the Act or as expressly provided for herein, the liability of each Member is limited to such Member’s required Capital Contribution hereunder.

     3.3 No Priority. Except as expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of the amount of such Member’s Capital Contribution or as to any allocation of any item of income, gain, loss, deduction or credit of the Company.
     3.4 Bankruptcy, Dissolution or Withdrawal of a Member. The bankruptcy, dissolution or withdrawal of a Member shall not in and of itself dissolve or terminate the Company.
     3.5 No Removal of a Member. Except as provided in Section 9.2 below, a Member may not be removed as a Member except as provided in an agreement between such Member and the Company, the Partnership, EDR or any Affiliate thereof.
     3.6 Other Activities, etc. Except as expressly provided herein or pursuant to an effective employment agreement between EDR (or any of its Affiliates) and a Member, no Member shall, solely by reason of the provisions of this Agreement, suffer any restriction in his, her or its investment or other activities.
ARTICLE IV
LIABILITY, EXCULPATION AND INDEMNIFICATION
     4.1 Liability. Except as otherwise provided in this Agreement or by nonwaivable provisions of the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company.
     4.2 Exculpation.
     (a) Generally. No Covered Person shall be liable to the Company or any Member for any actual or alleged act or omission taken or suffered by such Covered Person in connection with the Company and its investments, in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission is not in material violation of this Agreement. No Member shall be liable to the Company or any Member for any action taken by any other Member.
     (b) Reliance Generally. A Covered Person shall incur no liability in acting upon any signature or writing reasonably believed by such Covered Person to be genuine, and may rely in good faith on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge and may rely in good faith on an opinion of counsel selected with reasonable care by such Covered Person with respect to legal matters. Each Covered Person may act directly or through such Covered Person’s agents or attorneys, provided that the Company has received from such Covered Person authorization on behalf of its agents and/or attorneys, in form and content acceptable to the Company in its reasonable discretion. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of such Covered Person’s choosing and shall not be liable for anything done, suffered or omitted in good faith and within the scope of this Agreement in reasonable reliance upon the advice of any of such Persons. All reasonable expenses incurred by a Covered Person pursuant to the immediately preceding sentence shall be a Company Expense. No Covered Person shall be liable to the Company or any Member for any error of judgment made in good faith by a responsible officer or employee of such Covered Person or such Covered Person’s Affiliate. Except as otherwise provided in this Section 4.2, no Covered Person shall be liable to the Company or any Member for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Company or otherwise acting in respect of and within the scope of this Agreement.
     (c) Reliance on this Agreement. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, any Covered Person acting under this Agreement or otherwise shall not be liable to the Company or to any Member for such Covered Person’s good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.
     (d) Not Liable for Return of Capital Contributions. No Covered Person shall be liable for the return of the Capital Contributions or Capital Account of any Member, and such return shall be made solely from the Company’s Available Assets, if any, and each Member hereby waives any and all claims it may have against each Covered Person in this regard.
     4.3 Indemnification.
     (a) Indemnification Generally. The Company shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release (and each Member does hereby release) each Covered Person from and against any and all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Claims”), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the investment or other activities of the Company, or activities undertaken in connection with the Company, or otherwise relating to or arising out of this Agreement, including amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a “Proceeding”), whether civil or criminal (all of such Claims and amounts covered by this Section 4.3, and all expenses referred to in Section 4.3(d), are referred to collectively as “Damages”), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages arose primarily from the breach of this Agreement or the intentional misconduct or gross negligence of such Covered Person (any such breach, intentional misconduct or gross negligence being “Disabling Conduct”). The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement or otherwise relating to such Proceedings arose primarily from a material violation of this Agreement by, or the Disabling Conduct of, any Covered Person.
     (b) No Direct Member Indemnity. Members shall not be required directly to indemnify any Covered Person.
     (c) Expenses. The reasonable expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder shall be advanced by the Company to such Covered Person prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified hereunder.
     (d) Notices of Claims. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Company of the commencement of such Proceeding, provided that the failure of any Covered Person to give notice as provided herein shall not relieve the Company of its obligations under this Section 4.3, except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Company), the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Company to such Covered Person of the Company’s election to assume the defense thereof, the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.
     (e) No Waiver. Nothing contained in this Section 4.3 shall constitute a waiver by any Member of any right that it may have against any party under U.S. federal or state securities laws.
     (f) Expenses Incurred in Connection With This Agreement. Notwithstanding anything to the contrary contained in this Section 4.3 or elsewhere in this Agreement, each of the Members, other than the Manager, shall pay all of their own expenses incurred by it in connection with its review of this Agreement at the time that the Member was contemplating becoming a Member under this Agreement.
ARTICLE V
CAPITAL CONTRIBUTIONS;
CAPITAL ACCOUNTS;
     5.1 Capital Commitments. Upon admission to the Company, each Member shall make a Capital Contribution to the Company comprised of cash in an amount equal to $100. Except as provided in this Section 5.1, in no event shall any Member other than the Manager be required to make any Capital Contribution or other payment to the Company.
     5.2 Creditors. No Member shall have any duty or obligation to any creditor of the Company to make any Capital Contribution.
     5.3 Capital Accounts. There shall be established on the books and records of the Company a capital account for each Member (a “Capital Account”).
     5.4 Adjustments to Capital Accounts. As of the last day of each fiscal year, the balance in each Member’s Capital Account shall be adjusted by (a) increasing such balance by (i) such Member’s allocable share of each item of the Company’s income and gain for such fiscal year (allocated in accordance with Section 5.6), (ii) any Capital Contributions, made by such Member during such Period and (iii) any amounts contributed by such Member to the Company pursuant to Sections 4.3(b) and 6.5(d) during such fiscal year and (b) decreasing such balance by (i) the amount of cash or the value of securities or other property distributed to such Member pursuant to this Agreement and (ii) such Member’s allocable share of each item of the Company’s loss and deduction for such fiscal year (allocated in accordance with Sections 5.5 and 5.6). Each Member’s Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

     5.5 Allocations to Capital Accounts/No Deficit Restoration Obligation. Except as otherwise provided herein, each item of income, gain, loss and deduction of the Company (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Members with respect to each Fiscal Year, as of the end of such Fiscal Year, in a manner that as closely as possible gives economic effect to the provisions of Articles V and VI and the other relevant provisions of this Agreement. Without limiting the foregoing, the Manager shall allocate to any Redeeming Member all gain or loss from any redemption or sale by the Partnership of Associated Partnership Units that is attributable to the exercise by such Redeeming Member of its Redemption Right under Section 6.4.
     5.6 Tax Allocations and Other Tax Matters. Except as otherwise provided herein, the income, gains, losses and deductions recognized by the Company shall be allocated among the Members for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members’ Capital Accounts. Notwithstanding the foregoing, the Manager shall have the power to adjust allocations made pursuant to this Section 5.6 as may be necessary to maintain substantial economic effect, or to ensure that such allocations are in accordance with the interests of the Members in the Company, in each case within the meaning of the Code and the Treasury Regulations. Tax credits shall be allocated in good faith by the Manager. All matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the Manager. The Manager is hereby designated as the tax matters partner of the Company, as provided in the Treasury Regulations pursuant to section 6231 of the Code and any similar provisions under any other state or local or non-U.S. tax laws. Each Member hereby consents to such designation and agrees that upon the request of the Manager it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Manager shall not permit the Company to elect, and the Company shall not elect, to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations section 301.7701-3(a) or under any corresponding provision of state or local law.
ARTICLE VI
DISTRIBUTIONS; WITHHOLDING; REDEMPTION
     6.1 Distributions.
     (a) Timing and Form of Distributions. The Company shall, subject to the other provisions of this Article VI, make a distribution of any Cash Flow or Disposition Proceeds, as applicable, pursuant to Sections 6.1(b) or Section 6.1(c), as applicable, not less frequently than quarterly.
     (b) Making of Distributions of Cash Flow. Cash Flow shall be distributed to the Members based on their relative Unit ownership as of the date of such distribution; provided, however, that if and to the extent distributions of Cash Flow coincide with the payment of dividends in respect of the REIT Common Shares, which typically will occur quarterly, no Member shall be entitled to a distribution of Cash Flow with respect to any fiscal quarter unless such Member shall have been a Member during such fiscal quarter.
     (c) Making of Distribution of Disposition Proceeds. Disposition Proceeds shall be distributed to the Members in accordance with their positive Capital Account balances. The Capital Account balances of all of the Members shall be adjusted immediately after any Capital Transaction and prior to any distribution pursuant to this Section 6.1(c) to reflect the allocation of all profits and losses of the Company through the date of the event of the transaction that produces such Disposition Proceeds, including an allocation of all profits and loss from the Partnership with respect to such Capital Transaction that produces such Disposition Proceeds.
     6.2 General Distribution Provisions. Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Act and other applicable law. Any distribution by the Company pursuant to Articles VI and X to the Person shown on the Company’s records as a Member or to such Member’s legal representatives, or to the transferee of such Person’s right to receive such distributions as provided herein, shall acquit the Company of all liability to any other Person that may be interested in such distribution by reason of any Transfer of such Person’s interest in the Company for any reason (including a Transfer of such interest by reason of the death, incompetence, bankruptcy or liquidation of such Person).
     6.3 Withholding. Notwithstanding any other provision of this Agreement, each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its Affiliates (pursuant to the Code or any provision of U.S. federal, state or local or non-U.S. tax law) with respect to such Member or as a result of such Member’s status as a Member hereunder. If and to the extent that the Company shall be required to withhold or pay any such withholding or other taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s interest in the Company to the extent that such Member (or any successor to such Member’s interest in the Company) would have received a distribution but for such withholding. In addition, if and to the extent that the Company receives a distribution or payment from or in respect of which tax was withheld, as a result of (or attributable to) such Member’s status as a Member hereunder, as determined by the Manager, such Member shall be deemed for all purposes of this Agreement to have received a distribution from the Company as of the time such withholding was paid. Unless the Manager determines otherwise, the withholdings by the Company referred to in this Section 6.3 shall be made at the maximum applicable statutory rate under the applicable tax law.
     6.4 Redemption Right.
     (a) Subject to the provisions of any agreements between the Company, the Partnership, EDR or any Affiliate thereof and one or more Members, each Member (other than the Manager) shall have the right (the “Redemption Right”) to require the Company to redeem on a Specified Redemption Date all or a portion of the Units held by such Member at a redemption price equal to the Cash Amount to be paid by the Company in cash or REIT Common Shares. The Company shall have until five Business Days following the time that it receives from the Partnership pursuant to Section 6.4(b) (the “Payout Period”) the consideration from the Associated Partnership Units (as defined in Section 6.4(b) below) to redeem the Units offered for redemption from the Member (the “Redeeming Member”) who is exercising the Redemption Right. If, pursuant to the Partnership Agreement, the Company receives REIT Common Shares in redemption or sale of some or all of the Associated Partnership Units tendered pursuant to Section 6.4(b), then the Company may pay all or any portion of the unpaid Cash Amount payable to the Redeeming Member with REIT Common Shares having a Value equal to such portion of the unpaid Cash Amount. A Redeeming Member shall also be entitled to receive any interest on the Cash Amount (whether paid in cash or REIT Common Shares) that is paid by the Partnership, EDR or any Affiliate thereof on the cash or REIT Common Shares distributed or paid to the Partnership in connection with the redemption or sale of the Associated Partnership Units. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company by the Redeeming Member. Following its receipt of a Notice of Redemption, the Company shall promptly exercise its right, to the extent it has the right under the Partnership Agreement, to redeem the applicable Associated Partnership Units. A Member may not exercise the Redemption Right for less than one thousand (1,000) Units or, if such Member holds less than one thousand (1,000) Units, less than all of the Units held by such Member. Moreover, a Member may not exercise the Redemption Right more than once per calendar quarter, provided, however, that the Manager may amend this Section 6.4(a) to limit the number of exercises of the Redemption Right by the Members to not less than once per calendar year. Neither the Redeeming Member nor any permitted or purported assignee of any Member shall have any right, with respect to any Units so redeemed, to receive any distributions paid after the Specified Redemption Date. Each Redeeming Member agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the Manager may reasonably require in connection with any redemption.
     (b) If a Redeeming Member exercises its Redemption Right, then the Company shall exercise its redemption right under the Partnership Agreement with respect to a number of Partnership Units (the “Associated Partnership Units”) that are redeemable under the Partnership Agreement for an amount of cash equal to the Cash Amount for the Units that the Redeeming Member has elected to redeem and the Partnership shall pay the Cash Amount with cash or REIT Common Shares that are paid or distributed to the Company in connection with the redemption or sale of such Associated Partnership Units. Each Redeeming Member agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as EDR may reasonably require in connection with the issuance or transfer of REIT Common Shares to the Redeeming Member, upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of REIT Common Shares, the Redeeming Member shall be deemed to become a holder of REIT Common Shares as of the close of business on the Specified Redemption Date.
     (c) Each Member covenants and agrees that all Units delivered for redemption shall be delivered to the Company free and clear of all liens and, notwithstanding anything herein contained to the contrary, neither the Manager, EDR (nor any of its Affiliates) nor the Company shall be under any obligation to acquire Units which are or may be subject to any liens. Each Member further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Units to the Company, such Member shall assume and pay such transfer tax.
     (d) REIT Common Shares delivered to a Redeeming Member pursuant to this Section 6.4 may contain such legends regarding restrictions on transfer as EDR in good faith determines to be necessary or advisable in order to (i) comply with restrictions on transfer under the Securities Act and applicable state securities laws and (ii) protect the ability of EDR to continue to qualify as a real estate investment trust.
ARTICLE VII
BOOKS AND RECORDS; TAX RETURNS; REPORTS TO MEMBERS
     7.1 Books and Records. The Manager shall keep or cause to be kept full and accurate accounts of the transactions of the Company in proper books and records of account, which shall set forth all information required by the Act. Such books and records shall be maintained on the basis utilized in preparing the Company’s United States income tax returns. Such books and records shall be available for inspection and copying by the Members to the extent required by applicable law or as otherwise may be determined by the Manager, provided that unless otherwise determined by the Manager, no Member (other than the Manager) shall be entitled to review, inspect or know the Units owned by any other Member, and further provided that, each Member (other than the Manager) agrees that it will not request from the Internal Revenue Service or any other state or local agency a copy of the Company’s Form 1065 (or applicable state or local return) with respect to any year.
     7.2 United States Federal, State and Local Income Tax Information. On a timely basis, after the end of each Fiscal Year, the Company shall send to each Person that was a Member at any time during such fiscal year copies of (a) Schedule K-1 to United States Internal Revenue Service Form 1065, “Partner’s Share of Income, Credits, Deductions, Etc.,” or any successor schedule or form, for such Person, together with such additional information as may be necessary for such Person to file his, her or its United States federal income tax returns, and (b) such similar schedules as may be necessary for such Person to file his, her or its state and local income tax returns.
ARTICLE VIII
RESERVED
ARTICLE IX
ADMISSION OF ADDITIONAL MEMBERS; TRANSFERS;
REMOVAL OF INACTIVE MEMBERS
     9.1 Admission of Additional Members.
     (a) In General. Subject to Section 11.2, the Manager may admit such Persons to the Company as the Manager shall determine (each, an “Additional Member”). Each such Person shall be admitted as an Additional Member at the time such Person (i) executes a counterpart of this Agreement and (ii) is listed as a Member on the books and records of the Company. Notwithstanding the foregoing or any other provision herein to the contrary, no Person may be admitted as a Member after January 1, 2006 unless and until (1) such Person shall be an employee of EDR or one of its Affiliates and (2) shall have been continuously employed by EDR or one of its Affiliates for at least one full year.
     (b) Units. In connection with the admission of any Additional Member, the Manager shall determine the number of Units to be issued to such Additional Member. In the event that, after taking into account the Units to be issued to such Additional Member, the aggregate Units held by all Members (including the Units to be issued to such Additional Member) exceeds the aggregate number of Partnership Units held by the Company, the Manager shall reduce the Units held by it until the aggregate Units held by all Members is equal to the aggregate number of Partnership Units held by the Company.
     9.2 Transfers.
     (a) General. Except as provided in Section 9.2(b), no Member may Transfer in any manner whatsoever all or any part of such Member’s interest in the Company without the express prior written consent of the Manager.
     (b) Certain Transfers. Without the consent of the Manager, upon the death of a Member who is a natural person, such Member’s interest will be transferred to the estate of such Member or otherwise in accordance with applicable law, provided that such transferee shall not be substituted for the deceased Member as a member of the Company without the consent of the Manager and such Member’s interest shall be subject to the provisions of Section 9.2(c) below.

     (c) Mandatory Transfer Upon Termination of Employment, Retirement or After Death. If at any time a Member’s employment by EDR or one of its Affiliates shall terminate for any reason (including death, disability or retirement), such Member, or his personal representative or lawful assign, shall Transfer such Member’s Units to the Company. The Company shall purchase and redeem such Units for a price, payable in cash within ten (10) business days after termination, equal to the greater of $1.00 or such Member’s Capital Account at the date of termination. In the alternative, EDR, at its sole option, may pay all or any portion of the purchase price for such Units with REIT Common Shares having a Value equal to the portion of such purchase price not paid in cash.
     (d) Conditions to Transfer. No Transfer of an interest in the Company shall be permitted if (i) such Transfer would result in a violation of applicable law, including any securities laws, (ii) as a result of such Transfer, the Company or the Partnership would be required to register as an investment company under the Investment Company Act or (iii) such Transfer would result in the Company at any time during its taxable year having more than 100 members, within the meaning of section 1.7704-1(h)(1)(ii) of the Treasury Regulations (taking into account section 1.7704-1(h)(3) of the Treasury Regulations).
     (e) Transfers in Violation of Agreement Not Recognized. Unless effected in accordance with and as permitted by this Agreement, any attempted Transfer or substitution not effected in accordance with and as permitted by this Agreement shall be void.
     9.3 Continuation of Company. Except as otherwise expressly stated herein, the Company shall not be dissolved as a result of any Member becoming an Inactive Member.
ARTICLE X
DISSOLUTION AND WINDING UP OF THE COMPANY
     10.1 Dissolution. There shall be a dissolution of the Company and its affairs shall be wound up upon the first to occur of any of the following events:
     (a) the decision made by the Manager to dissolve the Company;
     (b) the entry of a decree of judicial dissolution of the Company pursuant to section 18-802 of the Act; or
     (c) at any time there are no Members, unless the business of the Company is continued in accordance with the Act.
     10.2 Winding Up. Upon the dissolution of the Company, the Manager (or any duly designated representative) shall use all commercially reasonable efforts to liquidate all of the Company assets and wind up the affairs of the Company in an orderly manner, provided that if in the judgment of the Manager (or such representative) an asset of the Company should not be liquidated, the Manager (or such representative) shall allocate, on the basis of the value of any assets of the Company not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members’ Capital Accounts as though the assets in question had been sold on the date of such allocation and, after giving effect to any such adjustment, distribute said assets in accordance with Section 10.3, subject to the priorities set forth in Section 10.3, and further provided that the Manager (or such other representative) will attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision in cash for) the debts and liabilities referred to in Section 10.3.

     10.3 Final Distribution. After the application or distribution of the proceeds of the liquidation of the Company’s assets in one or more installments to the satisfaction of the liabilities to creditors of the Company, including to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Company (whether by payment or the making of reasonable provision for payment thereof), the remaining proceeds, if any, plus any remaining assets of the Company shall be distributed in accordance with the provisions of Article VI.
     10.4 Time for Liquidation, etc. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware.
     10.5 Termination. Upon completion of the foregoing, the Manager (or any duly designated representative) or such other Person as required by the Act, shall execute, acknowledge and cause to be filed a certificate of cancellation of the Certificate with the Secretary of State of the State of Delaware.
ARTICLE XI
MISCELLANEOUS
     11.1 Entire Agreement. This Agreement, incorporate the entire understanding of the parties with respect to the grant by EDR and the Partnership of a profits interest in the Partnership and the other matters set forth herein, and supersedes all previous agreements regarding such subject matters.
     11.2 Amendments. Any modifications of or amendments to this Agreement duly adopted in accordance with the terms of this Agreement may be executed in accordance with this Section. The terms and provisions of this Agreement may be modified or amended at any time and from time to time by the Manager, provided that, except as otherwise expressly provided herein, no such modification, amendment or waiver that would (a) alter the economic interest in the Company (including such Member’s required Capital Contributions or right to distributions) of any Member (other than the Manager), or (b) extend or increase any financial obligation or liability of any Member, shall be effective without the consent of such affected Member.
     11.3 Notices. Each notice relating to this Agreement shall be in writing and shall be delivered (a) in person, by registered or certified mail or by private courier or (b) by facsimile or other electronic means, confirmed by telephone. All notices to any Member shall be delivered to such Member at the address of such Member as set forth in the records of the Company. All notices to the Company shall be delivered to the Company at its address set forth in the first sentence of Section 1.2(b). A notice given in accordance with the foregoing clause (a) shall be deemed to have been effectively given three (3) Business Days after such notice is mailed by registered or certified mail, return receipt requested, and one Business Day after such notice is sent by Federal Express or other one-day service provider, to the proper address, or at the time delivered when delivered in person or by private courier. Any notice by facsimile or other electronic means shall be deemed to have been effectively given when sent and confirmed by telephone in accordance with the foregoing clause (b).
     11.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

     11.5 Successors and Assigns. This Agreement shall inure to the benefit of the Members and the Covered Persons, and shall be binding upon the parties, and, subject to Section 9.2, their respective successors, permitted assigns and, in the case of individual Covered Persons, heirs and legal representatives.
     11.6 Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.
     11.7 Further Actions. Each Member agrees to execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the achievement of its purposes or to give effect to the provisions of this Agreement, in each case as are not inconsistent with the terms and provisions of this Agreement.
     11.8 Non-Waiver. No provision of this Agreement shall be deemed to have been waived unless such waiver is given in writing, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor such waiver was given.
     11.9 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION.
     11.10 Dispute Resolution. Any dispute, controversy or question arising under, out of, or relating to this Agreement (or the breach thereof) shall be submitted to, and finally settled by, arbitration in the metropolitan Memphis, Tennessee area, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any determination rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The expenses of the arbitration shall be borne equally by the Manager, on the one hand, and the applicable Member(s), on the other hand, provided that each party shall pay for and bear the cost of its own experts, evidence and counsel’s fees, except that in the discretion of the arbitrator, any award may include the cost of a party’s counsel if the arbitrator expressly determines that the party against whom such award is entered has caused the dispute, controversy or claim to be submitted to arbitration as a dilatory tactic.
     11.11 Confidentiality. Each Member shall keep confidential and shall not disclose without the prior written consent of the Manager any information with respect to this Agreement, provided that a Member may disclose any such information (a) as has become generally available to the public other than as a result of the breach of this Section 11.11 by such Member, (b) as may be required to be included in any report, statement or testimony required to be submitted to any municipal, state or national regulatory body having jurisdiction over such Member, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Member, (e) to such Member’s professional advisors, and (f) as may be required in connection with an audit by any taxing authority.
     11.12 Waiver of Partition. Except as may otherwise be provided by law in connection with the dissolution, winding up and liquidation of the Company, each Member hereby irrevocably waives any and all rights that such Member may have to maintain an action for partition of any of the Member’s property.

ARTICLE XII
POWER OF ATTORNEY; REPRESENTATIONS
     12.1 Power of Attorney. Subject to Section 11.2, each Member does hereby irrevocably constitute and appoint the Manager, or the successor thereof, with full power of substitution, the true and lawful attorney-in-fact and agent of such Member, to execute, acknowledge, verify, swear to, deliver, record and file, in his, her or its name, place and stead, all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware, any other jurisdiction in which the Company conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and business of the Company, including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:
     (a) all certificates and other instruments, including, without limitation, any amendments to this Agreement or to the Certificate that the Manager deems appropriate to (i) form, qualify or continue the Company as a limited liability company in the State of Delaware and all other jurisdictions in which the Company conducts or plans to conduct business and (ii) admit the undersigned as a Member in the Company;
     (b) all instruments that the Manager deems appropriate to reflect any amendment to this Agreement or the Certificate (i) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the Manager deems to be in the best interests of the Company, (ii) to change the name of the Company or (iii) to cure any ambiguity or correct or supplement any provision herein or therein contained that may be incomplete or inconsistent with any other provision herein or therein contained;
     (c) all conveyances and other instruments that the Manager deems appropriate to reflect and effect the dissolution and termination of the Company pursuant to the terms of this Agreement, including the filing of a certificate of cancellation as provided for in Article X;
     (d) all instruments relating to Transfers of interests of Members, or the admission of Additional Members pursuant to this Agreement;
     (e) certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the State of Tennessee and all other jurisdictions in which the Company conducts or plans to conduct business; and
     (f) any other instruments determined by the Manager to be necessary or appropriate in connection with the proper conduct of the business of the Company and that do not adversely affect the interests of the Members.
     Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.
     The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the dissolution, bankruptcy or legal disability of any and each Member and shall extend to his, her or its successors and assigns. The power of attorney granted herein may be exercised by such attorney-in-fact and agent for all Members of the Company (or any of them) by listing all (or any) of such Members required to execute any such instrument on the signature page of such instrument, and signing such instrument at the end of such list, acting as attorney-in-fact. Any person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, the undersigned shall execute and deliver to the Manager, within five Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the Manager shall reasonably deem necessary for the purposes hereof.
     12.2 Representations. Each Member represents, warrants and covenants to the Company as follows:
     (a) Capacity. Such Member has the full capacity, power and authority to execute, deliver and perform this Agreement and to subscribe for and purchase an interest as a Member of the Company. Such Member has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms.
     (b) Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of such Member’s obligations hereunder will not conflict with, or result in any violation of or default under, any provision of any agreement or other instrument to which such Member is a party or by which such Member or any of such Member’s assets are bound, or any judgment, decree, statute, order, rule or regulation applicable to such Member or such Member’s assets.
     (c) Access to Information. Such Member has carefully reviewed this Agreement and the documents associated therewith relating to the offering of interests. Such Member has been provided an opportunity to ask questions of, and such Member has received answers thereto satisfactory to such Member from, the Company and its representatives regarding such documents and the terms and conditions of the offering of interests in the Company, and such Member has obtained all additional information requested by such Member of the Company and its representatives to verify the accuracy of all information furnished to such Member regarding such documents and the offering of such interests.
     (d) Evaluation of and Ability to Bear Risks. Such Member has such knowledge and experience in financial affairs that such Member is capable of evaluating the merits and risks of purchasing an interest in the Company, and such Member has not relied in connection with this investment upon any representations, warranties or agreements other than those set forth in this Agreement. Such Member’s financial situation is such that such Member can afford to bear the economic risk of holding an interest in the Company for an indefinite period of time, and such Member can afford to suffer the complete loss of such Member’s investment in such interest.
     (e) Purchase for Investment. Such Member is acquiring the interest in the Company to be purchased by such Member pursuant to this Agreement for such Member’s own account for investment and not with a view to or for sale in connection with any distribution of all or any part of such interest. Such Member will not, directly or indirectly, Transfer all or any part of such interest (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of such interest) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, with any applicable state or non-U.S. securities laws, and with the terms of this Agreement. Such Member understands that such Member must bear the economic risk of an investment in an interest in the Company for an indefinite period of time because, among other reasons, the offering and sale of such interests have not been registered under the Securities Act and, therefore, such an interest cannot be sold other than through a privately negotiated transaction unless it is subsequently registered under the

Securities Act or an exemption from such registration is available. Such Member also understands that sales or transfers of such interests are further restricted by the provisions of this Agreement, and may be restricted by other applicable securities laws.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

EDUCATION REALTY OP GP, INC.

By:	/s/ Paul Bower

Its:	President

PAUL O. BOWER
CRAIG C. CARDWELL
RANDALL H. BROWN
WILLIAM H. HARRIS
THOMAS J. HICKEY
WALLACE L. WILCOX
SUSAN B. ARRISON
J. DREW KOESTER
KELLY BOLLINGER
JIM CROSSETTI
CHARLES HARRIS
MAUREEN LANNON
GILES PALO
CHRISTINE RICHARDS
DAN SAMPIETRO
BRAD SHAW
THOMAS TRUBIANA
STEPHEN R. WOO
SUSAN V. ROSENBAUM

By:	EDUCATION REALTY OP GP, INC.

By:	/s/ Paul Bower

Its:	President

As Attorney-in-Fact for Members pursuant to Section 12.1 of this Agreement

EXHIBIT A
NOTICE OF EXERCISE OF REDEMPTION RIGHT
     The undersigned hereby irrevocably (i) presents for redemption Units (as defined in the LLC Agreement defined below) in Education Realty Limited Partner, LLC, in accordance with the terms of the Limited Liability Company Agreement of Education Realty Limited Partner, LLC (the “LLC Agreement”), and the Redemption Right (as defined in the LLC Agreement) referred to therein, (ii) surrenders such Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Common Shares (both as defined in the LLC Agreement) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Common Shares are to be delivered, such REIT Common Shares be registered or placed in the name(s) and at the addresses specified below.

Dated:

Name of Member:

(Signature of Member)

(Street Address)

(City State Zip Code)

IF REIT Shares are to be issued, issue to:

(Name)

(Social Security or Identifying Number)

2